                                                                     EXHIBIT 4.1

                             AMENDED AND RESTATED
                             --------------------
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is entered into as of April ___, 1999, by and among BIOMARIN PHARMACEUTICAL INC., a Delaware corporation (the "CORPORATION"), and the individuals and entities listed on Schedule A hereto (the "HOLDERS").

                                  RECITALS:

     In connection with the sale and issue of the shares of Common Stock, the Corporation and certain Holders entered into a Registration Rights Agreement, some of which are dated October 1, 1997, and others of which are dated October 16, 1997 (the "ORIGINAL RIGHTS AGREEMENT"), pursuant to which the Corporation granted certain registration and information rights such Holders.

     This Amended and Restated Registration Rights Agreement, which amends and restates the Original Rights Agreement in its entirety, has been previously entered into in connection with the sale and issuance of shares of Common Stock to other investors who purchased shares of Common Stock pursuant to Subscription Agreements (the "SUBSCRIPTION AGREEMENTS"), which sales closed on October 1, 1997, October 16, 1997, December 30, 1997, June 30, 1998, July 14, 1998, August
3, 1998, and September 4, 1998.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein the parties hereby agree as follows:

1.   Definition.  As used herein, the following terms shall have the following
     ----------
respective meanings:

          (a) "Commission" shall mean the Securities and Exchange Commission or
               ----------
any other Federal agency at the time administering the Securities Act

          (b) "Holders" shall mean and include any person or persons to whom
               -------
Registrable Securities (as defined herein) were originally issued or qualifying transferees under Section 10 hereof who hold Registrable Securities,

          (c) The terms "register," "registered" and "registration" refer to a
                         --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          (d) "Registrable Securities" means:  (i) shares of the Corporation's
               ----------------------
Common Stock issued pursuant to a Subscription Agreement, (ii) any Common Stock of the Corporation issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referred to in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the rights under this Agreement are not assigned, and (iii) shares of stock owned by parties as to which the Corporation has granted registration rights pursuant to Section 12.

          (e) "Registration Expenses" shall mean all expenses incurred by the
               ---------------------
Corporation in complying with Sections 2 and 3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Corporation, reasonable fees and disbursements of one counsel for all Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation which shall be paid in any event by the Corporation).

          (f) "Securities Act" shall mean the Securities Act of 1933, as
               --------------
amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (g) "Selling Expenses" shall mean all underwriting fees, discounts,
               ----------------
selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder, other than the fees and disbursements for one counsel acting on behalf of all Holders with respect to any registration effected pursuant to the terms of Sections 2 or 3 hereof.

2.   Registration Rights.
     -------------------

     A.   Corporation Registration.
          ------------------------

          (a) Notice of Registration to Holders.  If at any time or from time to
              ---------------------------------
time, the Corporation shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than:
(i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Corporation will:

              (i)    promptly give to each Holder written notice thereof, and

              (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Corporation, by any Holder or Holders.

          (b) Underwriting.  If the registration of which the Corporation gives
              ------------
notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as a part of the written notice given pursuant to Section 2(a)(i). In such event the right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation) enter into an underwriting agreement in, customary form, with the underwriter selected for such underwriting by the Corporation. Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Corporation shall so advise all Holders distributing their securities through such underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting registration, in proportion, as nearly as practicable, to the respective amounts of securities held by all such Holders entitled to inclusion in such registration at the time of filing of the registration statement. No securities other than Registrable Securities (other than those to be sold for the account of the Corporation) may be included in such registration unless all Registrable Securities requested for inclusion shall have first been included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Corporation and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, but if the registration is the first offering by the Corporation to the general public of its securities for its own account, then the securities so excluded or withdrawn shall not be transferred in a public distribution prior to one hundred and eighty (180) days after the effective date of the registration statement relating thereto.

     B.   Demand Registration.
          -------------------

          (a) If, at any time after the earlier of: (x) December 1, 2000 or (y) the date six (6) months after the effective date of the first registration statement for a public offering of securities of the Corporation, the Corporation should receive from a Holder or Holders ("Initiating Holders") a written request that the Corporation effect a registration statement under the Securities Act with respect to at least thirty percent (30%) of the outstanding Registrable Securities, then the Corporation shall:

              (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

              (ii) use its best efforts to effect such registration as soon as practicable and in any event to file within sixty (60) days of the receipt of such request a registration statement under the Securities Act covering all the Registrable Securities that the Holders request in writing to be registered within ten (10) days of receipt of the Corporation's written notice under clause (i) and to use its best efforts to have such registration statement become effective.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to subsection 2B(a) and the Corporation shall include such information in the written notice referred to in subsection 2B(a)(i). The underwriter will be selected by the Corporation and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Corporation as provided in subsection 5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2B, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each such Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, if the Corporation shall furnish to the Initiating Holders a certificate signed by the Chairman or President of the Corporation stating that, in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its shareholders for a registration statement to be filed on or before the date filing would be required, and it is therefore essential to defer the filing of such registration statement, the Corporation shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Corporation may not utilize this right more than once in any twelve-month period.

          (d) The Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2B after the Corporation has effected one registration on Form S-1 or a successor form pursuant to this Section 2B and such registration statement has been declared or ordered effective and the sales of Registrable Securities under such registration statement have closed.

          (e) No demand right under this Section 2B shall be construed to limit any registration required under Section 2A or Section 3 hereof.

3.   Registration on Form S-3.
     ------------------------

          (a) In addition to the rights set forth in Sections 2A and 2B, if Holders request that the Corporation file a registration statement on Form S-3 (or any successor to Form S-3) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which would equal at least $2,500,000 (the "S-3 Initiating Holders"), and the Corporation is a registrant entitled to use Form S-3 to register such shares for such an offering, the Corporation shall, within ten (10) days thereafter, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders and shall use its best efforts to cause such shares, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Corporation, to be registered for the offering as soon as practicable on Form S-3 (or any successor form to Form S-3). The Corporation shall include in the registration statement a description of the manner of intended sale or distribution requested by each such Holder. The number of shares of Registrable Securities that may be included on the Form S-3 shall be allocated among all Holders requesting registration in proportion to the respective amounts of Registrable Securities entitled to inclusion in such registration at the time of filing the registration statement.

          (b) Notwithstanding the foregoing, the Corporation shall not be obligated to take any action pursuant to this Section 3: (i) in any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Corporation, within ten (10) days of the receipt of the request of the S-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees, or any other registration which is not appropriate for the registration of Registrable Securities); or (iii) during the period starting with the date of filing of, and ending on a date which is six (6) months following the effective date of, a registration statement described in (ii) above, or filed pursuant to this
Section 3(b) or Section 2A or 2B hereof, provided that the Corporation is actively employing in good faith all reasonable efforts to cause the registration statement referred to in (ii) or (iii), respectively, to become effective and provided, further, that no other person or entity could require the Corporation to file a registration statement in such period.

          (c) Subject to the foregoing clauses, the Corporation shall file a registration statement on Form S-3 covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the S-3 Initiating Holders; provided, however, that if the Corporation shall furnish to such S-3 Initiating Holders a certificate signed by the Chairman or President of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its shareholders for such registration statement to be filed on or before the date filing would be required, and it is therefore essential to defer the filing of such registration statement, the Corporation shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the S-3 Initiating Holders provided that the Corporation may not utilize this right more than once in any 12-month period.

          (d)  Underwriting.
               ------------

               If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to
Section 3(a) and the Corporation shall include such information in the written notice referred to in that Section. In such event, the Corporation (together with all S-3 Initiating Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the S-3 Initiating Holders requesting such underwriting.

4.   Expenses of Registration.  All Registration Expenses incurred in connection
     ------------------------
with any registration, qualification or compliance pursuant to Sections 2A, 2B or 3 hereof shall be borne by the Corporation. All Selling Expenses relating to securities registered by the Holders shall be borne by the holders of such securities pro rata on the basis of the number of shares so registered.

5.   Registration Procedures.  In the case of each registration, qualification
     -----------------------
or compliance requested pursuant to this Agreement, the Corporation will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Whenever required under this Agreement to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective. In addition, at its expense, the Corporation will:

          (a) Keep such registration, qualification or compliance effective and current for a period of ninety (90) days (or such longer period as may be necessary to accommodate the filing of amendments or supplements necessary to comply with the Securities Act) or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter;

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) Furnish such number of prospectuses, in conformity with the requirements of the Securities Act, and other documents incident thereto as a Holder from time to time may reasonably request;

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

          (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and file such supplements and amendments thereto as may be required under Section 5(b) on account of such event, and use its best efforts to cause each such supplement and amendment to become effective.

6.   Indemnification.
     ---------------

          (a) The Corporation will indemnify each Holder, each of such Holder's officers and directors and partners, and such Holder's legal counsel and independent accountants, and each person controlling any such persons within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claim losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, provided such settlement is effected with the written consent of the Corporation (which consent shall not be unreasonably withheld), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Corporation of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Corporation and relating to action or inaction by the Corporation in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors and partners and such Holder's legal counsel and independent accountants, and each person controlling any such persons, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Corporation by such Holder or underwriter for inclusion in the respective registration statement, prospectus or offering circular.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Corporation, each of its directors and officers and its legal counsel and independent accountants, and each underwriter, if any, of the Corporation's securities covered by such a registration statement, each person who controls the Corporation or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, partners, legal counsel and independent accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing, incurred in settlement of any litigation, commenced or threatened, provided such settlement is effected with the written consent of the Holder (which consent shall not be unreasonably withheld), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, such Holders, such directors, officers, partners, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, other document, or amendment or supplement thereto in reliance upon and in conformity with information furnished to the Corporation by such Holder for inclusion in the respective registration statement, prospectus or offering circular.

          (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the ability of the Indemnifying Party to defend the action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such claim or litigation.

7.   Lockup Agreement.  In consideration for the Corporation agreeing to its
     ----------------
obligations under this Agreement, each Holder agrees, in connection with the first registration of the Corporation's securities, upon the request of the Corporation or the underwriters managing the underwritten offering of the Corporation's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed one hundred and eighty (180) days) from the effective date of such registration as the Corporation or the underwriters may specify; provided, however, that nothing herein shall prevent any Holder that is a partnership from making a distribution of Registrable Securities to the partners thereof that is otherwise in compliance with applicable securities laws.

8.   Information by Holder.  The Holder or Holders of Registrable Securities
     ---------------------
included in any registration shall furnish in writing to the Corporation such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Corporation may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

9.   Rule 144 Reporting.  With a view to making available the benefits of
     ------------------
certain rules and regulations of the Commission which may at any time permit the sale of securities of the Corporation to the public without registration, after such time as a public market exists for the Common Stock of the Corporation, the Corporation agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Corporation for an offering of its securities to the general public; and

          (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (at any time after it has become subject to such reporting requirements); and

          (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days following the effective date of the first registration statement filed by the Corporation for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents of the Corporation as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

10.  Transfer of Registration Rights.  The rights to cause the Corporation to
     -------------------------------
register securities granted Holders under Section 3 hereof may be assigned by any Holder of Registrable Securities to a transferee or assignee who following such transfer holds at least fifty percent (50%) of the Registrable Securities initially held by such Holder, provided that the Corporation receives prior written notice of each such assignment. Notwithstanding the foregoing, rights to cause the Corporation to register securities may be assigned in connection with the transfer or assignment of Registrable Securities, without limitation, either during the Holder's lifetime or upon death by will or intestacy to such Holder's other ancestors, descendants or spouse, or any custodian or trustee for the account of a Holder or a Holder's ancestors, descendants or spouse or to any partner of a Holder, where such Holder is a partnership, or to any parent or subsidiary corporation or any officer, director or principal shareholder thereof, where such Holder is a corporation. All transferees and assignees of Registrable Securities, as a condition to the transfer of Registrable Securities, shall covenant to be bound by the agreement set forth in Section 7.

11.  Termination of Registration Rights.  Securities of the Corporation held by
     ----------------------------------
any Holder shall cease to be Registrable Securities at such time as such Holder may sell such Securities under Rule 144, or a successor rule, in any two successive three-month periods.

12.  Limitations on Registration Rights Granted To Other Securities.  The
     --------------------------------------------------------------
parties hereto agree that additional holders may be added as parties to this Agreement with respect to any or all securities of the Corporation held by them; provided, however, that from and after the date of this Agreement, the Corporation shall not without the prior written consent of the Holders of sixty-six percent (66%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Corporation providing for the grant to such holder of registration rights superior to those granted herein. Any additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Corporation, shall be considered Holders for all purposes of this Agreement and Schedule "A" shall be amended accordingly.

13.  Miscellaneous.
     -------------

          (a) Waivers and Amendments.  With the written consent of the
              ----------------------
Corporation and the holders of at least sixty-six percent (66%) in the aggregate of Registrable Securities then outstanding, the obligations and rights of the Corporation and the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended; provided, however, that no such waiver or amendment shall reduce the aforesaid portion of Registrable Securities, the holders of which are required to consent to any waiver or amendment, without the consent of all the Holders. Upon the effectuation of each such waiver or amendment, the Corporation shall promptly give written notice thereof to any Holders who have not previously consented to such waiver in writing.

          (b) Governing Law.  This Agreement shall be governed by and construed
              -------------
under the laws of the State of California as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

          (c) Successors and Assigns.  Except as otherwise expressly provided
              ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

          (d) Entire Agreement.  This Agreement constitutes the full and entire
              ----------------
understanding and agreement between the parties with regard to the subject matter hereof.

          (e) Notices.  All notices and other communications required or
              -------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy or telex; or seven (7) days following deposit with the United States Post Office, by certified mail, postage prepaid, addressed (i) if to a Holder, to such Holder's address set forth in the Subscription Agreement, or to such other address as such Holder shall have furnished to the Corporation in writing, or (ii) if to the Corporation, to 11 Pimentel Court, Novato, California 94949, or to such other address as the Corporation shall have furnished to the Holders in writing, with a copy to the Corporation's legal counsel, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, Attn: Frank Currie.

          (f) Severability.  In case any provision of this Agreement shall be
              ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          (g) Titles and Subtitles.  The titles of the sections and subsections
              --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          (h) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original, but all of which together constitute one instrument.

14.  Aggregation.  Shares of capital stock of the Corporation owned by
     -----------
partnerships and corporations having substantially common ownership interests or managed by the same principals and owned by individual investors affiliated with one another may be aggregated for the purposes of calculating the aggregate percentage of capital stock of the Corporation owned by any Holder and any permitted transferee hereunder.

     The foregoing Agreement is hereby executed as of the date set forth above.

                              THE CORPORATION

                              BIOMARIN PHARMACEUTICAL INC.

                              By: ____________________________________________
                              Title: _________________________________________


                              THE HOLDER

                              By: ____________________________________________
                              Name: __________________________________________
                              Address: _______________________________________
                              ________________________________________________
                              ________________________________________________
                              Phone: (     )
                                     -----------------------------------------
                              Telecopy: (     )
                                        --------------------------------------


                              GENZYME CORPORATION

                              By: ____________________________________________
                              Name: __________________________________________
                              Title: _________________________________________
                              Phone: (     )
                                     -----------------------------------------
                              Telecopy: (     )
                                        --------------------------------------

                                  SCHEDULE A
                                  ----------

                                    HOLDERS
                                    -------


                                                                      NUMBER OF
                               NAME                                     SHARES
---------------------------------------------------------             ----------
Argentiere Holdings Ltd.                                                  1,500
Banca Del Gottardo                                                      300,000
Bank Sarasin & Cie                                                      150,000
BB Bio Ventures L.P.                                                  5,000,000
BB Bio Ventures L.P.                                                    381,792
Belmont Capital Ltd.                                                     60,000
Belmont Capital Ltd.                                                     60,000
Belmont Capital Ltd.                                                     60,000
Belmont Capital Ltd.                                                     20,500
Belmont Capital Ltd.                                                     10,000
Belmont Capital Ltd.                                                      3,350
Belmont Capital Ltd.                                                     22,750
The estate of Olga H. Bolenius, Richard E. Drews Executor               250,000
Cambrian Holdings Limited                                                   500
Cambrian Holdings Limited                                                 2,500
Cardigan Inc.                                                           511,000
Ciaran Overseas Ltd.                                                     15,000
Clariden Biotechnology Equity Fund                                       67,000
Clubb Capital Ltd.                                                       41,079
Clubb Capital Ltd.                                                        2,053
Clubb Capital Ltd.                                                       22,658
Danske & Co.                                                            333,500
Grant W. Denison                                                      1,300,000
Bruce B. Dunnan                                                          16,667
Douglas M. Dunnan                                                        16,667

                                                                      NUMBER OF
                               NAME                                     SHARES
---------------------------------------------------------             ----------
Egger & Co.                                                             185,000
Egger & Co.                                                              15,000
Falcon Corporate Investments Limited                                    250,000
Foundation Limbau, Vaduz                                                  8,833
Genzyme Corporation                                                   1,333,333
Gerlach & Company                                                        20,000
Gerlach & Company                                                        60,000
Thomas Girschweiler                                                     180,000
John S. Glass                                                            16,667
Glyko Biomedical Ltd.                                                 1,500,000
Glyko Biomedical Ltd.                                                 7,000,000
Glyko Biomedical Ltd.                                                   166,667
Glyko Biomedical Ltd.                                                 2,259,039
Angela Graham                                                               360
Grosvenor Fund, L.P.                                                    400,000
Hare & Co.                                                              115,000
Mark Holmes                                                              30,000
Mark Holmes                                                               5,000
JDS Partners                                                             34,000
John C. Klock                                                           800,000
Nicole R. Kubin                                                           4,167
LaMont Asset Management S.A.                                            400,000
LaMont Asset Management S.A.                                            200,000
LaMont Asset Management S.A.                                             50,000
LaMont Asset Management S.A.                                             25,000
LaMont Asset Management S.A.                                            250,000
LaMont Asset Management S.A.                                             10,000
Liechtensteinische Landesbank AG                                          1,500
Maureen E. Mallon                                                         1,000

                                                                      NUMBER OF
                               NAME                                     SHARES
---------------------------------------------------------             ----------
MPM Asset Management Investors 1998 LLC                                   4,792
MPM Bioventures Parallel Fund L.P.                                       30,083
Paul & Yannick Rochester & LeGuyader                                    100,000
Royal Bank of Canada Trust Company (Jersey) Limited                     250,000
A/C 835292
Royal Bank of Canada Trust Company (Jersey) Limited                     333,500
A/C 835292
Rud, Blass & Cie                                                        750,000
Rued Blass & Cie AG                                                      37,500
Rued Blass & Cie AG                                                     100,000
Rudolf Stager                                                             3,500
Christopher Starr                                                       400,000
Swiss Bank Corporation                                                  150,000
Maurizio Tassi                                                           10,000
C. Bowdoin Train                                                         16,667
Dmitri Vassin                                                             8,333
Wealth Management Services Ltd.                                             750
Andreas Wueger                                                           10,000

                                      -3-